Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “WOODBRIDGE LIQUIDATION TRUST”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF FEBRUARY, A.D. 2019, AT 11:38 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF STATUTORY TRUST REGISTRATION IS THE FIFTEENTH DAY OF FEBRUARY, A.D. 2019 AT 3:01 O'CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
7282297 8100 SR# 20191003023	Authentication: 202263618 Date: 02-14-19
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF TRUST

OF

WOODBRIDGE LIQUIDATION TRUST

This Certificate of Trust of Woodbridge Liquidation Trust (the “Trust”), is being duly executed and filed by the undersigned trustees (constituting all of the trustees of the Trust), to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).

1.        Name. The name of the statutory trust formed hereby is Woodbridge Liquidation Trust.

2.        Delaware Trustee. The name and the business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890.

3.        Effective Date. This Certificate of Trust shall be effective at 3:01 a.m. ET on February 15, 2019.

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State of Delaware
Secretary of State
Division of Corporations
Delivered 11:38 AM 02/14/2019
FILED 11:38 AM 02/14/2019
SR 20191003023 - File Number 7282297

IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811 of the Act.

DELAWARE TRUSTEE:

Wilmington Trust, National Association,
as Delaware Trustee

By:	/s/ David B. Young
	Name:	David B. Young
	Title:	Vice President

LIQUIDATION TRUSTEE:

/s/ Michael Goldberg
Michael Goldberg, as Liquidation Trustee